Exhibit B
Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a single statement on Schedule 13G (including amendments thereto) with respect to the Class A Common Stock, par value $0.0001, of Altus Midstream Company, a Delaware corporation, and that this Agreement may be included as an exhibit to such joint filing.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 17, 2021.

HITE Hedge Asset Management LLC

By:	/s/ James E. Conant, Attorney-in-Fact for James M. Jampel, Managing Member

Individual

By:	/s/ James E. Conant, Attorney-in-Fact for James M. Jampel

HITE Hedge LP

By:	HITE Hedge Capital LP, its General Partner

	By:	HITE Hedge Capital LLC, its General Partner

		By:	/s/ James E. Conant, Attorney-in-Fact for James M. Jampel, Manager
HITE MLP LP

By:	HITE Hedge Capital LP, its General Partner

	By:	HITE Hedge Capital LLC, its General Partner

		By:	/s/ James E. Conant, Attorney-in-Fact for James M. Jampel, Manager

HITE Hedge QP LP

By:	HITE Hedge Capital LP, its General Partner

	By:	HITE Hedge Capital LLC, its General Partner

		By:	/s/ James E. Conant, Attorney-in-Fact for James M. Jampel, Manager

HITE Energy LP

By:	HITE Hedge Capital LP, its General Partner

	By:	HITE Hedge Capital LLC, its General Partner

		By:	/s/ James E. Conant, Attorney-in-Fact for James M. Jampel, Manager

HITE Hedge Offshore Ltd.

By:	HITE Hedge Capital LP, its General Partner

	By:	HITE Hedge Capital LLC, its General Partner

By: /s/ James E. Conant, Attorney-in-Fact for James M. Jampel, Manager